WEINBERG  &  COMPANY,  P.A.
---------------------------
Certified  Public  Accountants


                         September  21,  2004


Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

                    RE:     SALMON  EXPRESS,  INC.
                         FILE  REF.  NO.  333-111996
                         ---------------------------

We have read the statements that we understand Salmon Express, Inc. will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

                         Very  truly  yours,


                         /s/ Weinberg & Company, P.A.

                         WEINBERG  &  COMPANY,  P.A.
                         Certified  Public  Accountants


Town  Executive  Center                       Watt  Plaza
6100  Glades  Road,  Suite 314                1875 Century Park East, Suite 600
Boca  Raton,  Florida  33434                  Los  Angeles,  California  90067
Telephone:  (561)  487-5765                   Telephone:  (310)  407-5450
Facsimile:  (561)  487-5766                   Facsimile:  (310)  407-5451

                     Website:  www.cpaweinberg.com
  American  Institute  of  CPA's/Division  for CPA Firms SEC Practice Section